UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2025

Commission File Number: 001-14965

The Goldman Sachs Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-4019460
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

200 West Street, New York, N.Y.	10282
(Address of principal executive offices)	(Zip Code)

(212) 902-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Exchange on which registered

Common stock, par value $.01 per share	GS	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series A	GS PrA	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series C	GS PrC	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series D	GS PrD	NYSE

5.793% Fixed-to-Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital II	GS/43PE	NYSE

Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital III	GS/43PF	NYSE

Medium-Term Notes, Series F, Callable Fixed and Floating Rate Notes due March 2031 of GS Finance Corp.	GS/31B	NYSE

Medium-Term Notes, Series F, Callable Fixed and Floating Rate Notes due May 2031 of GS Finance Corp.	GS/31X	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At the Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. held on April 23, 2025 (the “Annual Meeting”), our shareholders approved The Goldman Sachs Amended and Restated Stock Incentive Plan (2025) (the “2025 SIP”). The 2025 SIP replaces the Amended and Restated Stock Incentive Plan previously in effect and applies to awards granted on or after April 23, 2025.

The terms of the 2025 SIP are materially unchanged from those previously approved by shareholders, other than: (1) an extension of the term of our equity plan through our 2029 annual meeting of shareholders; and (2) administrative enhancements, including to modernize and harmonize program terms across equity documentation. For a description of the terms and conditions of the 2025 SIP, see “Summary of Material Terms of the 2025 SIP” under “Item 3. Approval of The Goldman Sachs Amended and Restated Stock Incentive Plan (2025)” in the Proxy Statement, dated and filed March 14, 2025, for the Annual Meeting, which description is incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders.

(a)  The Annual Meeting was held on April 23, 2025.

(b)  The results of the matters submitted to a shareholder vote at the Annual Meeting were as follows:

1.  Election of Directors: Our shareholders elected the following 14 directors to each serve a one-year term expiring on the date of our 2026 annual meeting of shareholders or until his or her successor has been duly chosen and qualified.

	For	Against	Abstain	Broker Non-Votes
Michele Burns	221,930,459	8,802,048	643,063	35,467,368

Mark Flaherty	227,119,377	3,746,887	509,306	35,467,368

Kimberley Harris	220,123,203	10,600,292	652,075	35,467,368

John Hess	217,696,703	13,126,936	551,931	35,467,368

Kevin Johnson	225,951,054	4,902,596	521,920	35,467,368

Ellen Kullman	224,634,438	6,104,989	636,143	35,467,368

KC McClure	229,519,867	1,301,175	554,528	35,467,368

Lakshmi Mittal	213,558,153	17,187,333	630,084	35,467,368

Thomas Montag	228,489,449	2,636,441	249,680	35,467,368

Peter Oppenheimer	222,401,421	8,492,682	481,467	35,467,368

David Solomon	216,264,449	13,693,529	1,417,592	35,467,368

Jan Tighe	228,703,055	2,017,135	655,380	35,467,368

David Viniar	218,964,468	12,163,881	247,221	35,467,368

John Waldron	227,535,382	3,339,475	500,713	35,467,368

2.  Advisory Vote to Approve Executive Compensation (“Say on Pay”): Our shareholders approved the advisory Say on Pay proposal.

For	Against	Abstain	Broker Non-Votes
152,718,642	77,964,224	692,704	35,467,368

3.   Approval of the 2025 SIP: Our shareholders approved the 2025 SIP.

For	Against	Abstain	Broker Non-Votes
157,573,350	73,179,846	622,374	35,467,368

4.   Ratification of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm: Our shareholders ratified the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025.

For	Against	Abstain
250,580,891	15,774,110	487,937

5.   Shareholder Proposal Regarding DEI Goals in Executive Pay Incentives. Our shareholders did not approve this proposal.

For	Against	Abstain	Broker Non-Votes
3,800,556	226,632,545	942,469	35,467,368

6.   Shareholder Proposal Regarding Racial Discrimination Audit. Our shareholders did not approve this proposal.

For	Against	Abstain	Broker Non-Votes
4,102,901	225,168,622	2,104,047	35,467,368

7.   Shareholder Proposal Regarding Disclosure of Energy Supply Financing Ratio. Our shareholders did not approve this proposal.

For	Against	Abstain	Broker Non-Votes
34,955,259	194,171,961	2,248,350	35,467,368

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC.
(Registrant)

Date: April 24, 2025	By	/s/ Kathryn H. Ruemmler
Name: Kathryn H. Ruemmler
Title: Chief Legal Officer and General Counsel